AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2001
                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                SAFESCIENCE, INC.
             (Exact name of registrant as specified in its charter)

        NEVADA                                       33-0231238
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification No.)

                               31 ST. JAMES AVENUE
                           BOSTON, MASSACHUSETTS 02116
          (Address of principal executive offices, including zip code)
                          -----------------------------

                      2000 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the Plan)

                                BRADLEY J. CARVER
                             CHIEF EXECUTIVE OFFICER
                                SAFESCIENCE, INC.
                               31 ST. JAMES AVENUE
                           BOSTON, MASSACHUSETTS 02116
                     (Name and address of agent for service)

                                 (617) 422-0674
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                                            MAXIMUM            MAXIMUM             AMOUNT
    TITLE OF SECURITIES             AMOUNT TO BE         OFFERING PRICE        AGGREGATE              OF
      TO BE REGISTERED              REGISTERED(1)           PER SHARE        OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, par value               1,250,000            $1.165 (2)        $1,456,250 (2)        $364.07
$0.01 per share
----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also be deemed to cover any additional shares offered under the 2000 Stock Incentive Plan, as amended to reflect share splits, share dividends, mergers and other capital changes.
(2)      Pursuant to Rule 457(c) and 457(h) under the Securities Act, the
         Maximum Offering Price Per Share and the Maximum Aggregate Offering
         Price for 1,250,000 shares available for purchase under the 2000 Stock
         Incentive Plan, as amended are estimated solely for the purpose of calculating the registration fee, and are based upon the average of the high and low prices of the registrant's common stock on the Nasdaq
         SmallCap Market on September 27, 2001.


                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended. The purpose of this Registration Statement is to register 1,250,000 shares of common stock, par value $0.01 per share ("Common Stock") of SafeScience, Inc. which have been reserved for issuance under the Registrant's 2000 Stock Incentive Plan, as amended. A total of 1,000,000 shares of Common Stock reserved under the 2000 Stock Incentive Plan, as amended have been previously registered pursuant to Registration Statement No. 333-38964.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Incorporated by reference into this Registration Statement are the following documents previously filed by SafeScience, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended and the Securities Act of 1934, as amended (the "Exchange Act"):

                  (a) the Company's Annual Report on Form 10-K filed with the Commission on April 4, 2001 for the fiscal year ended December 31, 2000;

                  (b) the Company's Quarterly Reports on Form 10-Q filed with the Commission on May 17, 2001 and August 14, 2001 for the quarterly periods ended March 31, 2001 and June 30, 2001, respectively;

                  (c) the Company's Current Reports on Form 8-K filed with the Commission on January 18, 2001, January 31, 2001, January 31, 2001, April 9, 2001, May 23, 2001, June
                           18, 2001, June 29, 2001; July 12, 2001 and September
                           21, 2001; and its Current Report on Form 8-K/A filed with the Commission on July 13, 2001.

                  (d) the description of the Company's Common Stock set forth in its Registration Statement on Form S-3/A filed on May 17, 2001.


                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the initial filing of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article V of the Company's by-laws provides the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the Company, or is or was serving at the Company's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Nevada as they may exist from time to time.

          Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

        Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Subsection 3 of Section 78.7502 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

        Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

        Section 78.751 of the NGCL further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

        Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.           EXHIBITS.

                  The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

          EXHIBIT NUMBER      DESCRIPTION
          --------------      -----------

          4.1                 2000 Stock Incentive Plan, as amended
          5.1 Opinion of Lionel, Sawyer & Collins (includes consent)
          23.1                Consent of Arthur Andersen LLP
          23.2                Consent of Lionel, Sawyer & Collins (included in
                              Exhibit 5.1)
          24 Power of attorney of directors and officers of the Registrant (included on signature page).

ITEM 9.           UNDERTAKINGS.

(a)      The undersigned Company hereby undertakes:

                                      11-3

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                           (i)      to include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Company further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on October 4, 2001.



                                            SafeScience, Inc.



                                            By:  /s/ Bradley J. Carver
                                               ---------------------------------
                                                 Bradley J. Carver
                                                 President and Chief Executive
                                                 Officer

                                POWER OF ATTORNEY

                  Each of the undersigned hereby constitutes and appoints Bradley J. Carver and John W. Burns, his or her attorneys-in-fact, each with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 4, 2001.

NAME AND SIGNATURE                           TITLE
------------------                           -----


/s/ Brian G.R. Hughes                      Chairman of the Board of Directors
-----------------------------------
Brian G.R. Hughes


/s/ Bradley J. Carver                      Chief Executive Officer, President,
-----------------------------------        Treasurer, and Director (Principal
Bradley J. Carver                          Executive Officer)


/s/ David W. Dube                          Director
-----------------------------------
David W. Dube

/s/ Theodore J. Host                       Director
-----------------------------------
Theodore J. Host



/s/ John W. Burns                          Chief Financial Officer, Senior
-----------------------------------        Vice President and Secretary
John W. Burns                              (Principal Financial Officer)



/s/ Patrick J. Joyce                       Controller (Principal Accounting
-----------------------------------        Officer)
Patrick J. Joyce

                                  EXHIBIT INDEX

 EXHIBIT NUMBER           DESCRIPTION
 --------------           -----------

 4.1                      2000 Stock Incentive Plan, as amended
 5.1                      Opinion of Lionel, Sawyer & Collins (includes consent)
 23.1                     Consent of Arthur Andersen LLP
 23.2                     Consent of Lionel, Sawyer & Collins (included in
                          Exhibit 5.1)
 24 Power of attorney of directors and officers of the Registrant (included on signature page).